SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             -----------------------

                               First Amendment To
                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
                            ----------------------


       Date  of  Report  (Date  of  earliest  event  reported):  MARCH  24, 2000
                                                                 ---------------



                               Banyan Corporation
                        --------------------------------
             (Exact name of registrant as specified in its charter)


            OREGON                  000-26065                   84-1346327
     ----------------------         ---------            ----------------------
   (State of incorporation or       (Commission            (I.R.S. Employer
         organization)              File Number)          Identification Number)


             4740 Forge Rd., Bldg. #112, Colorado Springs, CO  80907
         --------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)


      Registrant's  telephone  number,  including  area  code:  (719)  531-5535
                                                                ---------------



ITEM  5.   OTHER EVENTS.
--------   -------------

On March 24, 2000, the Registrant publicly disseminated a press release announcing a leave of absence for an as of yet undetermined amount of time by the Company's President and Chief Executive Officer, Cameron Yost, commencing on April 1, 2000, and the appointment of Lawrence Stanley as Acting President and Chief Executive Officer.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.
-------    -------------------------------------

(c)        Exhibit.

99.1       The  Registrant's  Press  Release  dated  March  22,  2000.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BANYAN  CORPORATION
                                   -------------------
                                  (Registrant)


Date:  March  24,  2000            /s/  Cameron  Yost
                                   --------------------
                                   Cameron Yost
                                   President  and  CEO



                                  EXHIBIT INDEX
                                  -------------

Exhibit                                                  Sequential
Number          Description                              Page  Number
------          -----------                              ------------

99.1            The  Registrant's  Press  Release               3
                dated  March  24,  2000


[Exhibit  99.1  -  Press  Release]

Colorado  Springs,  Colorado - March 24, 2000 - Banyan  Corporation  (NQB Pinks:
BANY) announces that Director Lawrence Stanley will temporarily assume the duties and responsibilities of Acting Chief Executive Officer and President. Cameron B. Yost, President and Chief Executive Officer, will be taking a leave of absence from his duties, effective April 1, 2000, for personal reasons.

Mr. Stanley is currently the President and founder of Stanley Accounting Services, a director of Anything Internet Corporation (OTC:BB "ANYI") and a
director of Banyan Corporation. Prior to starting Stanley Accounting, Mr. Stanley was involved in the founding, purchasing and sale of several small businesses. Prior to getting involved in his entrepreneurial pursuits, Mr. Stanley served as the president of Kaman Instrumentation Corporation, a $14 million division of Kaman Corporation (NASDAQ: KAMNA). Before joining Kaman Instrumentation, Mr. Stanley worked as the Controller at the Environmental and Process Instruments division of Bendix Corporation, a $50 million manufacturer of scientific instruments. Previously Mr. Stanley served as the chief accountant at Sprague Electric Company, a $150 million manufacturer of electronic components.

Cameron Yost, Banyan's President and Chief Executive Officer, stated, "Banyan has made tremendous strides in recent months in product diversification and overall business direction. We have made several significant acquisitions, Showcase Technologies and Toplisting.com. We have strengthened the sales and marketing efforts of our subsidiary, DoubleCase Corporation, by the addition of its new Vice President of Sales and Marketing, Bruce Leithead. Banyan is financially sound and poised for the future. This is an exciting time for Banyan but, unfortunately, I have other personal obligations outside of the Company that require a substantial portion of my time. As a result, I believe it is in the shareholders' best interest if I take a leave of absence until I can again devote 100% of my time and energy necessary to grow the business and maximize our shareholders' returns. I have known Mr. Stanley for many years and have full confidence in his ability to operate the Company during my leave."


Banyan Corporation is a publicly traded holding company focused on investing in and building a network of operating subsidiaries engaged in designing, manufacturing and marketing products and services aimed at the personal computer market, the notebook segment in particular which is also the fastest growing segment of the personal computer industry, and Internet e-commerce. Banyan currently sells a line of hard-sided protective carrying cases for notebook computers under the DoubleCase and Showcase Technologies brand names. Banyan's products are currently available through distribution from Ingram Micro and sold through a wide variety of Internet e-commerce storefronts, computer mail order catalogs, several of the largest U.S. computer retailers, Value Added Resellers
(VARs), a number of overseas vendors, and to the U.S. government.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Banyan Corporation) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the high technology industry, plans for future expansion, various business development activities, planed capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Banyan Corporation. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws, and market competition factors. For a description of additional risks and uncertainties, please refer to Banyan's filings with the Securities and Exchange Commission.


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